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                                                                   EXHIBIT 4.1.3

                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             *  *  *  *  *  *  *  *

     KAISER RESOURCES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of KAISER RESOURCES INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is a follows:

          RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

          "FIRST:  The name of corporation is
                    KAISER VENTURES INC."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SAID KAISER RESOURCES INC., has caused this certificate to be signed by Daniel N. Larson, its President and attested by Terry L. Cook, its Secretary this 19th day of June, 1995.


                              /s/ Daniel N. Larson
                              --------------------
                              By:  Daniel N. Larson, President

ATTEST:


/s/ Terry L. Cook
- -----------------
By:  Terry L. Cook, Secretary